INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No.39 to Registration
Statement No. 2-76547 of Oppenheimer Bond Fund on Form N-1A of our report dated
January 23, 2001, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the headings "Independent Auditors" in the Statement of Additional Information and
"Financial Highlights" in the Prospectus, which is also part of such
Registration Statement.

DELOITTE & TOUCHE LLP

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Deloitte & Touche LLP
Denver, Colorado
April 19, 2001